UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 23, 2004

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of previous independent accountants.

(i) On December 22, 2004, in consultation with the Audit Committee, Conley CPA Group, PLLC (“Conley”) resigned as MVB Financial Corp.’s (“MVB”) independent public accountants for the current year’s audit. Conley’s resignation was required to enable MVB to comply with Sections 102 and 201 of the Sarbanes-Oxley Act of 2002. Conley had previously furnished both external and internal audit services and will continue to provide internal audit services.

(ii) The reports of Conley on the financial statements of MVB’s predecessor, The Monongahela Valley Bank, Inc. (“Bank”), for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) Conley’s resignation was approved by the Audit Committee.

(iv) During the two most recent fiscal years and through December 22, 2004, there have been no disagreements between MVB or Bank and Conley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Conley, would have caused Conley to make reference to the subject matter thereof in its report on MVB or Bank’s financial statements for such periods.

(v) During the two most recent fiscal years and through December 22, 2004, there have been no reportable events (as defined in Item 304(a)(1)(b) of Regulation S-B).

(vi) At the request of MVB, Conley furnished a letter addressed to the SEC stating that it agrees with the above statements. A copy of such letter, dated April 13, 2005, is filed as Exhibit 16 to this Form 8-K/A.

(b) Engagement of new independent accountants.

(i) MVB’s Audit Committee engaged Brown, Edwards & Company, LLP, as MVB’s new independent registered public accounting firm as of December 22, 2004. During the two most recent fiscal years and through December 22, 2004, neither MVB nor Bank consulted with Brown, Edwards & Company, LLP, regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-B.

Item 9.01(c) Financial Statements and Exhibits.

(c) Exhibits.

16.	Conley CPA Group, PLLC Letter Dated April 13, 2005.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 22, 2005	MVB Financial Corp.

	By:	/s/ James R. Martin
James R. Martin President & Chief Executive Officer